COOPERATIVE JOINT VENTURE CONTRACT

                                IN RESPECT OF

                          PLACER TECHNOLOGIES CORP.



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                      COOPERATIVE JOINT VENTURE CONTRACT

This Cooperative Joint Venture Contract in respect of PLACER TECHNOLOGIES CORP. is made and entered into:

BY AND BETWEEN: XIN HAI TECHNOLOGY DEVELOPMENT LTD., a corporation formed under the laws of the People's Republic of China with its legal address at Suite 210, Building B No. 11 Wu Gen Lin Road, West District, City of Beijing, People's Republic of China, herein represented by Mr. Xin Wei, a Chinese citizen, its legal representative and its Chairman;

    (hereinafter sometimes referred to as "Party A" or as "Xin Hai")

AND: INFORNET INVESTMENT  LIMITED.,  a corporation formed under the laws of Hong
     Kong with its legal address at 14th Floor, Hutchison House, 10 Harcourt Road, Hong Kong, and herein represented by Mr. Ernest Cheung, a Canadian citizen, its legal representative and its president;

    (hereinafter sometimes referred to as "Party B" or as "Infornet")

WHEREAS the Xin Hai Technology Development Ltd. ("Xin Hai") is a Chinese company engaged in the business of developing computer hardware, software, and telecommunication network technology, and providing consultation and training services and technology transfer thereof;

WHEREAS  Infornet  Investment  Limited  is a  Hong  Kong  telecommunication  and
management  company  which  provides   financial   resources  and  expertise  in
telecommunication projects;

NOW, THEREFORE, in accordance with the Law of the People's Republic of China on SinoForeign Cooperative Joint Ventures and other relevant Chinese laws and regulations, Party A and Party B hereby agree, acting on the principle of equality and of mutual benefit and through friendly consultation, to set up a sino-foreign cooperative joint venture company in the City of Beijing, People's Republic of China and further agree as follows:

                                  ARTICLE 1
                 ESTABLISHM[ENT OF THE JOINT VENTURE COM[PANY

1.1 Formation. In accordance with the Law of the People's Republic of China on Sino-Foreign Cooperative Joint Ventures and other relevant Chinese laws and regulations, the Parties hereto agree to form Placer Technologies Corp.
(hereinafter referred to as the "Joint Venture Company") which shall be established as a limited liability company.

1.2 Name. The name in the English language of the Joint Venture Company is Placer Technologies Corp. The name in the Chinese language of the Joint Venture Company is Pu Wei Si You Xian Gong Si.
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1.3 Legal  address.  The legal  address of the Joint  Venture  Company  shall be located at Suite 210, Building B No. 11 Wu Gen Lin Road, West District, City of Beijing, People's Republic of China.

1.4 Fiscal Year. The fiscal year of the Joint Venture Company for accounting and tax purposes shall be from January I to December 31 (the "Fiscal Year").

1.5 Document. The Joint Venture Company shall execute, file and submit all documents necessary to comply with the requirements of the laws, decrees and applicable rules and regulations of China for the establishment of the Joint Venture Company.

1.6 Title to Property. All property owned by the Joint Venture Company, tangible or intangible, shall be owned by the Joint Venture Company (as an entity) and no Party, individually, shall have any ownership interest in any such property.

1.7 Risk. No Party shall be liable for any of the debts, losses or liabilities which not belong to the Joint Venture Company. The liabilities and the risk of the Parties to the Joint Venture Company is limited to the amount of the registered capital of the Joint Venture Company; each Party's liability shall be limited to the amount of its investment in the Joint Venture Company. The Joint Venture Company's liability shall be limited to its whole asset.

1.8 Participation in Profits. The profits of the Joint Venture Company shall be allocated and distributed to the Parties in accordance with Article 4 of this Contract.

1.9 Articles of Association. The Parties agree to negotiate in good faith the terms of the Articles of Association of the Joint Venture Company.

                                    ARTICLE 2
               THE PURPOSE AND SCOPE OF THE JOINT VENTURE COMPANY

2.1 Purpose. The Joint Venture Company shall employ the latest scientific management methods and advanced technology to ensure that the computer and telecommunications technology services perform according to the most advanced international standards. The Joint Venture Company shall demonstrate competitive capability in the market place based on its engineering technology and quality of its service, so as to maximize the economic results of the Joint Venture Company and ensure satisfactory economic benefits for each Party. The short term purpose of the Joint Venture Company is to establish the computer and telecommunications engineering service business in Beijing; the long term purpose will be to expand the computer and telecommunications engineering services into other cities in China.

2.2 Scope. The business scope of the Joint Venture Company is as follows:

      2.2.1 to manufacture and sell computer software.

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2.2.2 to manufacture and sell computer network systems.

2.2.3 to manufacture and sell communications equipment.

2.2.4 to provide communication engineering services.

                                  ARTICLE 3
            TOTAL AMOUNT OF INVESTMENT AND THE REGISTERED CAPITAL

3.1 Total Investment. The total amount of investment (registered capital and external financing) of the Joint Venture Company is established at Two million dollars U.S. (US$2,000,000).

3.2 Registered Capital.  Based on the amount of investment  mentioned in section

3.1 above, the registered capital of the Joint Venture Company shall be Two hundred thousand dollars U.S. (US$200,000) (or the equivalent amount in Renminbi determined at the time that the registered capital is invested). The registered capital shall be entirely contributed by Party B.

3.3 Capital Contribution. The Parties agree that the capital contribution may take a variety of forms, including but without limitation, cash, equipment, industrial property rights and Know how etc. However, the capital contribution taking forms of cash and equipment shall not less than 90% of the total registered capital contribution (i.e. US$180,000).
3.4 External Financial . The Parties agree that the Joint Venture Company may borrow funds from financial institutions within China or from foreign financial institutions outside of China and grant security on its assets.

3.5 Time to Contribution. The registered capital of the Joint Venture Company shall be contributed within six months from the date of the registration and obtaining business license of the Joint Venture Company. An investment verification report shall be issued by a Chinese registered accountant and the Joint Venture Company shall issue an investment certificate after the contribution in the registered capital is paid.

3.6 Use of Funds. The Parties agree that most of the capital investment shall be used to develop the business of the company.

3.7 Tax efficiency. The Parties agree that the investment to be made by each of them in the Joint Venture Company may be effected through a wholly owned subsidiary or an Affiliate of such Party. All changes fees shall be paid by the Party looking for such changes.
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For the purposes hereof,  the expression  "Affiliate" means any legal entity (i)
whose ownership by a Party shall exist through the direct or indirect ownership of more than fifty percent (50%) of the equity interest of the legal entity and having more than fifty percent (50%) of the voting rights entitling the holders thereof to vote for the election of directors or persons performing similar functions, or (ii) in respect of which a Party has the right to elect or appoint the majority of directors or persons performing similar functions, or (iii) in respect of which a Party has more than fifty percent (50%) of the right of vote in such legal entity.

                                  ARTICLE 4
                            DISTRIBUTION OF PROFIT

4.1    Distribution Percentage.

The Parties agree that the percentage of profits to be distributed to Party A and Party B by the Joint Venture Company shall be made in accordance with the following:

(a) Unfit such date as Party B's total investment and interest of the external financing in the Joint Venture Company has been fully recovered by Party B (the "Recoupment Date"), the distribution of profits shall be in accordance with the following percentages:

Name of the Party                           Distribution Percentage

PARTY A                                               20%

PARTY B                                               80%

(b) After the Recoupment Date, all distribution of profits shall be made as follows:

Name of the Party                            Distribution Percentage

PARTY A                                               49%

PARTY B                                               51%

4.2 Nature of Distribution. The net profit of the Joint Venture Company shall be distributed in cash (in Renminbi) unless otherwise unanimously agreed to by the Parties. Such distribution may be converted into foreign currency with the rate determined at the time of the distribution.

4.3 Distribution of Profits prior to the Recoupment Date shall be made as and when Profits are legally available for distribution, as determined by the Joint Venture Company's accountant.

4.4 All equipments provided by Party B shall be treated as investment made by Party B to the Joint Venture Company.
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4.5  Regarding  the  guarantee of the payback of  investment of Party B, Party B shall have 80% of the profit distribution to ensure the payback of its investments contributed to the Joint Venture Company. ARTICLE 5

                  RESPONSIBILITIES OF EACH PARTY TO THE JOINT VENTURE

5.1    Responsibilities of Party A.

Party A shall be responsible for:

      5.1.1 coordinating with all existing customers and actively promoting sales and applications of the Joint Venture Company's products, as well as supporting sales of goods and services of the Joint Venture Company to customers;

      5.1.2 obtaining all required pen-nits and authorizations (whether local, municipal, provincial, state or other) and registrations which may be required or applicable to the constitution of the Joint Venture Company including the preparation and submission of the necessary documents for the examination and approval authorities;

      5.1.3  securing  and  obtaining  all  necessary   licenses,   permits  and
      authorizations  from  the  administration   which  may  be  applicable  or
      necessary to the business of the company;

      5.1.4 assisting the Joint Venture Company in handling the applications for processing import customs declarations for the machinery and mechanical and electronic equipment to be used and arranging transportation and delivery within the Chinese territory;

           5.1.5assisting the Joint Venture Company in contracting for and obtaining all necessary infrastructure and utility facilities, such as water, electricity, transportation, etc.;

           5.1.6 according to applicable laws and regulations in China, assisting the Joint Venture Company in applying for and obtaining a reduction or exemption of taxes, including local taxes, business tax, import or custom duties, sales taxes or other duties on material, equipment or other goods imported into China for the purposes of the Joint Venture Company, and in obtaining other preferential tax treatments for the Joint Venture Company and the Parties for the maximum available period;

           5.1.7 obtaining all necessary permits or authorization from the appropriate foreign exchange control bureaus confirming that Party B can have access to all required U.S. dollars or other foreign currency acceptable to it and that Party B can send its investments to the overseas;

           5.1.8 Party A warranties that it will not cooperate with any party other than Party B with regard to business of the Company;

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5.1.9 Performing any other responsibilities as may be agreed upon by and between the Parties.

5.2 Responsibilities of Party B.

Party B shall be responsible for:

      5.2.1 making the capital contribution to the Joint Venture Company as contemplated in Section 3.3 and Section 3.4 in accordance with the laws and regulations in China;

      5.2.2assisting the Company in purchasing and/or leasing equipment, material, office supplies, transportation, communication lines from local or overseas suppliers;

      5.2.3 within the China's territory, Party B warranties that it will not cooperate with any other party than Party A for the business specified in this agreement;

      5.2.4 assuming any other responsibilities as may be mutually agreed upon by the Parties.

                                  ARTICLE 6
                              BOARD OF DIRECTORS

6.1 Highest Authority. The Board of Directors shall be the highest authority of the Joint Venture Company. It shall decide all major issues concerning the activities, business and operations of the Joint Venture Company.

6.2 Board of Directors. The Board of Directors of the Joint Venture Company shall be composed of four (4) directors, of which two (2) shall be designated by Party A and two (2) by Party B. The Chairman of the Board shall be appointed by Party B. The term of office for the directors and Chair-man is four (4) years. The term of office of each of them may be extended or renewed by the Party designating same.

6.3 Approval. Unanimous approval of at least four directors shall be required before any decision is made concerning the matters listed below:

      6.3.1  to approve the annual budgets;

      6.3.2 to acquire property, both moveable and immovable, in one instance for a consideration of or in twelve months its accrued amount is greater than or equal to one hundred thousand dollars U.S. (US$1 00,000);

      6.3.3 to deal with any negotiable or non-negotiable instrument which is for a consideration in excess of US$100,000;

      6.3.4 to borrow money on behalf of the Joint Venture Company or to provide security, mortgage or guarantee to any other company;

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      6.3.5 to open and operate any bank accounts of the Joint  Venture  Company and to designate and change the signatories to such accounts;

      6.3.6 to make any amendment to the Articles of Association or to the Joint Venture Contract;

      6.3.7 to invest in any other company or enterprise, or to acquire any of the shares or assets of any other company or enterprise;

      6.3.8 to distribute any capital or profit of the Joint Venture Company after Recoupment Date;

      6.3.9 to issue, purchase or redeem any interest in the Joint Venture Company;

      6.3.10  to  increase  the  registered   capital  of  the  Joint  Venture
      Company;

      6.3.11 to merge or amalgamate the Joint Venture Company with any other company or legal entity or economic organization;

      6.3.12 to deal with any matter concerning any transactions of the Joint Venture Company which may result in a conflict of interest between the Joint Venture Company and any party hereto;

      6.3.13 to change the business scope and the mode of operation of the Joint Venture Company;

      6.3.14 to terminate the Joint Venture Company before its expiration or to declare that the Joint Venture Company becomes bankrupt or insolvent;

      6.3.15 to set up any branch office of the Joint Venture Company.

      6.4 Chairman. The Chairman of the Board is the legal representative of the Joint Venture Company. If, for any reason, the Chairman is unable to exercise his responsibilities, a director as agreed upon by all the Parties, shall represent the Joint Venture Company.

6.5 Meeting. The Board of Directors shall convene at least one (1) meeting every year. The meeting shall be called and presided over by the Chairman of the Board. The Chairman may convene an interim meeting based on a proposal made by more than two (2) directors or which there will be one (1) representative from each of Party A and Party B. Minutes of the meetings shall be placed on file. The meetings of the Board of Directors shall be held at the registered office of the Joint Venture Company or at any other place as determined by the Chairman. All notices and minutes of such meetings shall be in both Chinese and English.

6.6 Telephone Conference Calls. Any Party may request that a meeting of directors be held by telephone conference call, by giving at least two (2) business days' notice to all directors, by telefax or by telex.
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6.7 Quo . Quorum at the meetings  (including any adjourned meetings of the Board of Directors shall consist of at least three (3) directors. To the extent permitted under Chinese law, a director who is unable to attend a meeting may authorize another director to attend and vote at such meeting on his behalf by power of attorney.

6.8 No Interference. The Joint Venture Company shall conduct its affairs in accordance with the terms of this Joint Venture Contract and the Articles of Association.
                                  ARTICLE 7
                             MANAGEMENT COMMITTEE

7.1 Management Committee. The Joint Venture Company shall establish a Management Committee (the "Management Committee") to administer its day to day affairs. The Management Committee shall consist of a president (sometimes called the "General Manager") and several vice-presidents (sometimes called the "Deputy General Manager") appointed by the Board of Directors. Their appointment shall be reviewed every three (3) years. The President, the vice president in charge of technology and the chief engineer shall be nominees of Party A. The vice president acting as senior financial officer shall be a nominee of Party B.

7.2 Conduct of Business. The Management Committee shall be chaired by the president who shall decide all matters of importance relating to the business and operations of the Joint Venture Company. The Management Committee shall make recommendations and reports for approval by the Board of Directors.

7.3 Responsibilities of the President. The president shall be responsible for organizing and conducting the daily management and business operations of the Joint Venture Company. The vice-presidents shall assist the president in performing his responsibilities. The president shall consult the vice presidents in respect of important decisions regarding the business operations of the Joint Venture Company.

7.4 Removal of the President and Vice-President. The Board of Directors shall have the power to dismiss the president and any vice-president at any time for cause. Furthermore, the president and any vice-president may be dismissed by the Party who nominated him and such officer shall again be designated by the same Party subject to the approval of the Board of Directors.

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                                  ARTICLE 8
                        PURCHASE AND SALE OF EQUIPMENT

8.1 China First. The Joint Venture Company shall purchase, whenever possible, such goods as machinery equipment, raw materials, fuel, spare parts, transportation services and facilities in the Chinese market, provided however that the cost and quality of such goods or services are at least equal to the cost and quality of equivalent goods and services which may be acquired from outside the PRC.

8.2 Purchases Abroad. Any purchase of goods or services in the international market requires the unanimous consent of the Board of Directors regarding the models, quality, place of production, quantity and price. ARTICLE 9

                                   LABOUR MANAGEMENT

9.1 Labour Relations.The recruitment, employment, dismissal, resignation, wages, labour insurance, welfare, rewards, penalty and other matters concerning the personnel of the Joint Venture Company shall be carried out in accordance with the Labour Management Regulations of the Enterprises with Foreign and Chinese Investment in the People's Republic of China. The Joint Venture Company shall draw up the labour contracts for the personnel for submission to the Beijing Municipal Labour Bureau (for the record).

9.2 Appointment and Compensation of Senior Personnel. The appointment of senior personnel recommended or nominated by the Parties, their salaries, social insurance, welfare, traveling expenses and other related matters, shall be decided by the Board of Directors.

                                   ARTICLE 10
                               TAXES, FINANCE AND AUDIT

10.1 Payment of Taxes. The Joint Venture Company shall pay taxes in accordance with all applicable Chinese laws and regulations. Each Party agrees to use its best efforts to ensure that the business affairs of Joint Venture Company be conducted in the most tax efficient manner.

10.2 Individual Income Tax. Each employee of the Joint Venture Company shall pay individual income tax according to the Individual Income Tax Law of the People's Republic of China. Except for statutory withholding taxes, the Joint Venture Company shall not be responsible for the payment of such taxes. 10


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10.3 Reserves.  Allocations for reserve funds, expansion funds and welfare funds of the Joint Venture Company shall be set up in accordance with the provisions contained in the Law of the People's Republic of China on China Foreign Cooperative Joint Ventures and other relevant Chinese laws, regulations and decrees. The annual allocations shall be decided by the Board of Directors according to the business situation and financial condition of the Joint Venture Company.

10.4 Books and Records. The Joint Venture Company shall maintain and keep at its legal address all books and records required by law or necessary, useful or appropriate for the business and affairs of the Joint Venture Company. Each Party shall have the right to inspect the Joint Venture Company's books and records at any reasonable time upon advance written request to the general manager.

10.5 Accounts. The Joint Venture Company shall, according to the requirements for an enterprise with Chinese and Foreign Investment in the People's Republic of China, hire accountants and draw up an accounting system for the Joint Venture Company.

10.6 Certificates, Reports, Returns, and Audits. The books of account shall be closed promptly after the end of each Fiscal Year. Unless the following requirements or any of them, are waived unanimously by the Parties, the Joint Venture Company shall deliver to all of the Parties the following financial reports prepared in accordance with the procedures set forth below:

10.6.1 All financial statements shall be prepared in Renminbi and in U.S. dollars in English and Chinese.

10.6.2Annual. Within eighty (80) days after the end of each Fiscal Year, an annual report in respect of such Fiscal Year containing:

      10.6.2.1 audited financial statements as at the end of, and for, such Fiscal Year (prepared in accordance with international generally accepted accounting principles (International GAAP) adopted in China consistently applied, with comparative financial statements as at the end of, and for, the immediately preceding Fiscal Year) containing a balance sheet; a statement of profit and loss; a statement of changes in financial position; and a statement of change in capital;

      10.6.2.2 a report of the Auditors on such financial statements stating that such financial statements have been prepared in accordance with international generally accepted accounting principles (International
      GAAP) adopted in China consistently applied;

      10.6.2.3 a report on allocations and distributions (whether directly or indirectly) to the Parties;

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10.6.2.4 such other information as is required to be provided to the Parties or, in the opinion of the general manager, is material to the business of the Joint Venture Company;

10.6.2.5 such financial and other information as may be reasonably requested by a Parry; and

10.6.2.6 information concerning creditors and charges to the capital and current accounts allocated to the Parties and such other information as may be necessary to enable a Party to file income tax returns with respect to such Party's income or loss in respect of such Fiscal Year.

10.7 Auditors. The auditors of the Joint Venture Company shall be a firm of auditors of international expertise as the Parties may appoint from time to time (the "Auditors"). The Auditors shall, at the Fiscal Year end and at such other times as they may be reasonably requested by any Party, make an audit of the books and records of the Joint Venture Company and for such purposes they shall have access to all books and records of the Joint Venture Company.

10.8 Timing of the profit distribution. The Joint Venture Company may distribute profits quarterly or annually according to the current business situation.

                                  ARTICLE 11
                    DURATION OF THE JOINT VENTURE COMPANY
                        AND OWNERSHIP OF FIXED ASSETS

11.1 Term of the Joint Venture Company. This Joint Venture Contract shall become effective upon the execution thereof and shall terminate twenty (20) years following the issuance of the business license to the Joint Venture Company.

11.2 Extension of the Joint Venture Contract. An application for the extension of this Joint Venture Contract, proposed by one Party and unanimously approved by the Board of Directors, shall be submitted for approval to the examination and approval authorities (or other examination and approval authorities stipulated in the law) located in the area where has been done the registration of the Joint Venture Company six months prior to the expiry date of the original term of the Joint Venture Contract.

11.3 Ownership of fixed assets. On the expiry of the duration of the term of the Joint Venture Company, if Parties agree to not extend its duration and under the condition that Party B has already recouped its investment, the fixed assets of the Joint Venture Company will revert to the ownership of Party A.

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                                  ARTICLE 12
                                   BUDGETS

12.1 Except as other-wise herein permitted, all operations of the Joint Venture Company shall be carried on in conformity with the budgets previously approved by the Board of Directors, setting, forth operating costs and capital costs to be incur-red in such Fiscal Year by the Joint Venture Company.

                                  ARTICLE 13
                         TERMINATION AND LIQUIDATION

13.1 Termination. This Joint Venture Contract may be terminated before its expiration upon the occurrence of any of the following events:

13.1.1 if any Party shall be in breach of any of its material obligations hereunder, and such breach shall continue for a period of thirty (30) days from the receipt of a written notice of breach from the other Party;

13.1.2 if any Party passes a resolution that it wind up or be liquidated, or a meeting is convened for the purpose of passing any such resolution, or an order is made for the winding-up or liquidation of such Party;

13.1.3 if a receiver or receiver-manager is appointed with respect to the whole or a substantial part of the affairs or assets of any Party or if a Party is adjudged bankrupt or insolvent, or files a proposal in bankruptcy;

13.1.4 if the Joint Venture Company suffers significant losses during any Fiscal Year due to an event of force majeure as defined in Article 15.1 . hereto or the foreign investor suffers significant losses;

13.1.5  if the Joint Venture Company becomes bankrupt or insolvent; or

13.1.6 if the two Parties agree unanimously that the termination of the Joint Venture Contract is in the best interests of the Parties.

The Board of Directors shall decide at a meeting duly held for such purpose to terminate the Joint Venture Contract, and such decision shall be submitted for examination and approval by the competent examination and approval authorities.

13.2 Events of Default.

13.2.1 If any party fails to perform its duties specified in the present Joint Venture Contract or in the Articles of Association, or if the Party seriously breaches the provisions of the Joint Venture Contract or of the Articles of Association, and thereby causes damage to the operations of the Joint Venture Company or causes,

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directly or indirectly,  the failure to reach the goals regarding the operations specified in the present Joint Venture Contract, such act shall be deemed an event of default by the Party who breaches the Joint Venture Contract. The other Party is entitled to claim for remedy, and shall have the right to terminate the Joint Venture Contract by filing an application to the competent examination and approval authorities. Should the Joint Venture Company continue to operate. the Party who breaches the Joint Venture Contract must compensate for the economic losses and damages incurred by the Joint Venture Company and the shareholders thereof.

13.2.2 A party which tails to contribute investment or to meet terms of cooperation as stipulated in the Joint Venture Contract must bear liability for breach of Contract in respect of that other party which has already contributed investment or met terms of cooperation as stipulated in the Joint Venture Contract.

13.2.3 Any Party that causes the non-performance or incomplete performance of the Joint Venture Contract or any ancillary agreement thereto, because of its default. shall be deemed responsible for the occurrence of an event of default. If two Parties cause the non-performance or incomplete performance of such contract, each shall be responsible to the extent of its own breach or liability for the' occurrence of the event of default.

13.3 Dissolution and Liquidation. Upon the expiration of the term of this Joint Venture Contract, or, if the Joint Venture Contract is terminated as provided above in this Section CHAPTER 13, as the case may be, the Parties shall proceed to liquidate the Joint Venture Company in the following manner:

13.3.1 the Board of Directors of the Joint Venture Company shall set-up a liquidation committee of four (4) members. The members of such committee will be selected from among the members of the Board and each of Party A and Party B shall have two (2) representatives on such committee. The task of the committee will be to prepare an inventory of the Joint Venture Company's assets and liabilities and to formulate a liquidation plan;

13.3.2 the proceeds of liquidation of the Joint Venture Company's assets shall be utilized in the following order of priority:

13.3.2.1 firstly, to the repayment of all debts and liabilities of the Joint Venture Company and the expenses of liquidation and to the setting up of any reserve fund that the Board of Directors, upon the recommendation of the liquidation committee, considers reasonably necessary for any contingent or unforeseen liabilities or obligations of the Joint Venture Company;

13.3.2.2 secondly, to the Parties for the payment of any registered capital and profits not yet paid to them.

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13.3.2.3 after accomplish the above mentioned two payments,  the remaining shall be distributed in accordance with the percentage stated in the Section 4. 1.

13.4 Survival. In the event that the Joint Venture Contract is terminated as provided in this Section CHAPTER 13, no Party shall be relieved of any obligation or liability towards the Joint Venture Company or any other Party, in each case accrued up to the date of the resolution of the Board of Directors to liquidate the Joint Venture Company.

13.5 Assets Other Than Cash. Assets of the Joint Venture Company may be distributed in kind on the basis of the then appraised fair market value of such assets, if agreed to by all the Parties. For the purposes of making such distribution only, the unrealized profit or loss on any such asset (based on its fair market value) shall be first allocated among the Parties and the distribution of the asset shall be treated as a distribution of cash equal to the fair market value of such asset. In the event that Party B is unable to repatriate the assets distributed to it in kind, then Party A agrees to purchase the assets to be otherwise distributed to them at their fair market value as determined by an independent evaluator acceptable to the Parties.

                                  ARTICLE 14

INSURANCE

14.1 Insurance Policies. Insurance policies of the Joint Venture Company on various kinds of risks shall be underwritten with the People's Insurance Company of China and shall be maintained in force at all times. The type, value and duration of insurance shall be decided by the Board of Directors in accordance with generally accepted international standards for such coverage.

                                  ARTICLE 15
                                FORCE MAJEURE

15.1 Force Majeure. Should any Party to this Joint Venture Contract be prevented from executing any of its obligations under this Joint Venture Contract by force majeure, such as earthquake, typhoon, flood, fire, war, riots, civil commotions, strikes, and other unforeseen events or circumstances beyond the reasonable control of a Party, then the Party so prevented shall notify the other Party in the manner set forth in Section 18.2 without any delay, and within fifteen (15) days thereafter provide the detailed information of the events explaining the reasons of its inability to execute or of the delay in the execution of all or part of this Joint Venture Contract. The Parties shall, through consultation, decide whether to terminate the Joint Venture Contract and liquidate the Joint Venture Company or to exempt the part of obligations which is subject to force majeure from the terms of the Joint Venture Contract or to delay the execution of the Joint Venture Contract until such time that the events giving rise to the force majeure cease.

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                                  ARTICLE 16
                              EXCLUSIVE DEALING

16.1 In consideration for the Parties entering into the present Contract, the Parties hereto mutually agree that they shall not, directly or indirectly, solicit or consider offers, enter into discussions with, provide information to, negotiate with or in any manner, encourage, discuss, accept, or consider, any proposal of any third party in the PRC.

                                  ARTICLE 17
                        REPRESENTATIONS AND WARRANTIES

17.1 Representations and Warranties. Each of the Parties to the Contract represents and warrants to the other as follows:

17.1.1 it is a legal entity duty organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with power, authority and capacity to enter into this Joint Venture Contract and to perform its obligations hereunder and in the agreements and contracts contemplated hereunder in accordance with the terms thereof,

17.1.2 the execution, delivery and performance of this Joint Venture Contract and the transactions contemplated hereby have been duly authorized by all necessary corporate and other action, and upon the Joint Venture Contract coming into effect, it shall constitute a valid and binding obligation and shall be enforceable against such Party in accordance with its terms subject to any applicable insolvency or bankruptcy laws; and

17.1.3 neither the execution and delivery of this Joint Venture Contract nor the consummation of the transaction contemplated hereby shall violate, result in a breach of any material term or provision of, or constitute a default under statutes, regulations or articles of association or any material agreement, instrument, law or regulation to which such Party is bound;

17.1.4 to the extent that it may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed) it agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

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                                  ARTICLE 18
                           MISCELLANEOUS PROVISIONS

18.1 Preamble. The preamble shall form an integral part hereof as if herein recited at length.

18.2 Notice. Any notice, consent, authorization, direction or other instrument required or permitted by this contract to be given hereunder ("Notice") shall be in writing and shall be delivered either by personal delivery, registered mail or by telecopier, return receipt requested, and addressed as follows:

18.2.1            if to XIN HAI TECHNOLOGY DEVELOPMENT LTD.
                  Suite 2 10, Building B. No. I I
                  We Gen Lin Rd., West District
                  Beijing, People's Republic of China

Attention: Mr. Xin Wei

Telecopier:                     (8610) 622-2512

18.2.2           if to INFORNET INVESTMENT LIMITED
                 14th Floor Hutchison House
                 10 Harcourt Road, Hong Kong

Attention: Mr. Ernest Cheung

Telecopier:                     (852) 2845-0476

COPY TO:

830 - 789 West Pender Street
Vancouver, BC
Canada
V6C 1H2

Attention: Mr. Ernest Cheung

Telecopier                       (604) 689-4407

Any Notice shall be deemed to have been effectively given and received, if sent by telecopier, on the next business day following receipt of such transmission (confirmation of receipt by confirmed facsimile transmission being deemed receipt of communication sent by telecopy) or, if delivered, to have been given and received on the date of such delivery. Any of Party A or Party B may change its address for service by written Notice given as aforesaid.

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18.3 Foreign Economic Contracts.  The Parties acknowledge that this Contract and the other contracts and agreements contemplated hereunder constitute foreign economic contracts and are subject to the Foreign Economic Contract Law and Law of the People's Republic of China on Sino-Foreign Cooperative Joint Ventures.

18.4 Integration. This Joint Venture Contract, together with all of the contracts and agreements contemplated herein, set forth the entire agreement between the Parties with regard to the subject matter hereof.

18.5   Resolution of Disputes.

18.5.1 Any controversy or claim that may arise under, out of, in connection with or relating to this Joint Venture Contract or the Joint Venture Company or any breach hereof, shall be submitted to a panel consisting of representatives of each Party. Each of Parties related to the dispute may appoint up to one (1) individual to such panel. The members of such panel shall be appointed by each of them within ten (10) days of the receipt by the Party of notice of the existence of such controversy or claim. The unanimous decision of such panel shall resolve the controversy or claim. If the panel is unable to resolve such matter within thirty (30) days of the submission of such controversy or claim to such panel, it shall be. brought before the President or Chairman of each of Party involved in any such controversy or claim, for final resolution. If such individuals are unable to resolve the matter within thirty (30) days of the submission of such controversy or claim to such individuals, any Party may request arbitration in accordance with Section 18.5.2.

18.5.2 Any controversy or claim that is not resolved under Section 18.5.1 shall be submitted to the China International Economic and Trade Arbitration Committee for settlement by arbitration in accordance with its arbitration procedures or rules. The PRC laws and regulations are applicable for the arbitration. The arbitration location shall be at Beijing. The arbitral decision shall be final and binding, and without appeal. The costs of arbitration shall be assumed by the Party or Parties against whom the arbitral award is decided.

18.5.3 Any controversy which constitutes a disagreement as to a matter which is properly within the competence of the Board of Directors shall not be subject to arbitration under Section 18.5.2 unless all Parties agree thereto.

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18.6 Confidential Information.  All information other than information generally known in the telecommunications industry supplied by or on behalf of any Party pursuant to this Joint Venture Contract ("Confidential Information") shall be treated as confidential by all Parties. The Parties covenant and agree that no Confidential Information shall be disclosed to anyone outside the organization of such Party without the prior written consent of the other. In addition, the Parties agree to take such action as may be appropriate to prevent the
unauthorized  use  and  disclosure  of,  and  to  keep   confidential  all  such
Confidential Information, including ensuring that such Confidential Information be disclosed only to responsible employees of the Party and on a need to know basis.

18.7 Implementation. The Parties hereto hereby agree to ensure compliance by its directors, agents or representatives with the terms and conditions of this Joint Venture Contract. The Parties shall also implement or help to implement all necessary and useful steps in order to ensure Parties' promises.

18.8 Severability. In case any one or more of the provisions contained in this Joint Venture Contract or any application of such provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or the remaining applications shall at no time in any way be affected or impaired.

18.9 Applicable Law. This Joint Venture Contract shall be governed by, construed and enforced in accordance with the laws of the People's Republic of China.

18.10 Counterparts This Joint Venture Contract shall be executed in six (6) originals and may be executed in counterparts and all counterparts so executed shall constitute one contract binding all the Parties.

18.11 Captions. The captions and headings in this Joint Venture Contract are for convenience only and shall not be considered in interpreting any provision of this Joint Venture Contract.

18.12 Binding Effect. Except as other-wise provided to the contrary, this Joint Venture Contract shall be binding upon, and enure to the benefit of, the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

18.13 Gender and Number. Whenever required by the context, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular.

18.14 Amendment. This Joint Venture Contract may not be amended in whole or in part unless by agreement in writing signed by all the Parties. If the Parties agree, during the term of this Joint Venture Contract, to make a major amendment to this Joint Venture Contract, they shall apply for approval to the appropriate authorities. Where the subject of amendment involves industrial or commercial registration or tax registration, the re-registration formalities shall be completed with the industry and commerce authorities and the taxation authorities, as required.

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18.15 Transfer to  Affiliates.  Any of Party A and Party B may, at any time, but subject to the provisions of this Contract, sell, transfer, assign or otherwise dispose of all or any of their respective Participation in the Joint Venture Company to one or more of their respective Affiliates provided however that:

18.15.1 each such transferee Affiliate agrees in writing m advance to be fully bound by the terms and conditions of this Contract;

18.15.2 the Party transferring its interest, shall remain responsible to the other Parties for the action of such transferee Affiliate, including compliance with this Contract;

18.15.3 all transfers of a Participation as provided above shall also require the approval of the relevant authorities in China.

18.16 Language. This Joint Venture Contract shall be written in Chinese and in English and both versions shall have the same legal and binding effect.

IN WITNESS WHEREOF, the Parties have duly executed this Joint Venture Contract in Beijing, China, as of this_____ th day of Aug____________ 1997.

XIN HAI TECHNOLOGY DEVELOPMENT LTD.
Seal

Per: ______________________________________________


INFORNET INVESTMENT LIMITED
 Seal

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